                                                                      EXHIBIT 24

                                POWER OF ATTORNEY

        Each person whose signature appears below hereby authorizes Nader F. Darehshori, James F. Stack and Paul D. Weaver, and each of them acting singly, with full power of substitution, to execute in the name and on behalf of such person the Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission for the purpose of registering up to $300 million of debt securities of Houghton Mifflin Company (such registration statement hereinafter referred to as the "Registration Statement"), and any and all amendments (including any post-effective amendments) to the Registration Statement to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in the Registration Statement as the person(s) so acting deems appropriate, and appoints each of such persons, each with full power of substitution, attorney-in-fact to sign any and all amendments (including any post-effective amendments) to the Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith.


       Name                                                 Title                          Date
       ----                                                 -----                          ----

/s/ Nader F. Darehshori                    Chairman of the Board, President,         December 6, 1995
-------------------------                  Chief Executive Officer and Director
Nader F. Darehshori                        (principal executive officer)


/s/ James F. Stack                         Executive Vice President, Chief           December 6, 1995
-------------------------                  Financial Officer and Treasurer
James F. Stack                             (principal financial officer)


/s/ Michael J. Lindgren                    Vice President and                        December 6, 1995
-------------------------                  Corporate Controller
Michael J. Lindgren                        (principal accounting officer)


/s/ Joseph A. Baute                        Director                                  December 6, 1995
-------------------------
Joseph A. Baute

/s/ Gail Deegan                            Director                                  December 6, 1995
-------------------------
Gail Deegan

/s/ James O. Freedman                      Director                                  December 6, 1995
-------------------------
James O. Freedman

/s/ Mary H. Lindsay                        Director                                  December 6, 1995
-------------------------
Mary H. Lindsay

/s/ Charles R. Longsworth                  Director                                  December 6, 1995
-------------------------
Charles R. Longsworth

/s/ John F. Magee                          Director                                  December 6, 1995
-------------------------
John F. Magee

/s/ Claudine B. Malone                     Director                                  December 6, 1995
-------------------------
Claudine B. Malone

/s/ Alfred L. McDougal                     Director                                  December 6, 1995
-------------------------
Alfred L. McDougal

/s/ George Putnam                          Director                                  December 6, 1995
-------------------------
George Putnam

/s/ Ralph Z. Sorenson                      Director                                  December 6, 1995
-------------------------
Ralph Z. Sorenson

                                           Director                                  December  , 1995
-------------------------
DeRoy C. Thomas